Exhibit 23, Annual Report on Form 10-K
for the year ended December 31, 2001
Commission File Number 1-3671

GENERAL DYNAMICS CORPORATION

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report incorporated by reference in this Form 10-K for the year ended December 31, 2001, into the company’s previously filed Registration Statements File Numbers 2-23904, 2-24270, 33-23448, 33-42799, 333-26571, 333-74574, 333-77024 (including 333-77024-01 through 333-77024-13), and 333-80213-01.

/s/ ARTHUR ANDERSEN LLP ARTHUR ANDERSEN LLP

Vienna, Virginia
March 28, 2002